Exhibit 23 - Consent of Independent Public Accountant

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)





August 16, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of August 16, 2001, on the Financial Statements of Edgar Filing.net, Inc. for the three months ending June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,



/s/G. Brad Beckstead, CPA

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